UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28,  2015

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road Salt Lake City, Utah 84020
(Address of principal executive offices) (Zip Code)

(801) 523-3100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2015, Control4 Corporation (the “Company”) issued a press release announcing unaudited financial results for its quarter ended June 30, 2015. A copy of the press release is attached as Exhibit 99.1.

In accordance with General Instruction B.2 on Form 8-K, the information contained in this Item 2.02 and Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of a Director

On July 28, 2015,  Christopher Paisley provided notice to the Company of his intention to resign as a member of its Board of Directors (the “Board”) and all committees thereof effective August 31, 2015.  Mr. Paisley indicated that he has decided to limit his board participation to companies headquartered in the San Francisco Bay Area, in order to better accommodate his teaching schedule and other commitments at Santa Clara University.   Prior to announcing his decision, Mr. Paisley was filling the roles of Audit Committee Chairperson and Lead Independent Director. Following Mr. Paisley’s announcement, the Board elected to reduce the number of directors on the Board from eight to seven effective as of August 31, 2015. Mr. Paisley’s departure is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, and the composition of the Company’s Audit Committee continues to meet all independence and other requirements pursuant to applicable NASDAQ and SEC rules.

New Board Committee Leadership Assignments

lThe Board has appointed current Board member, Mark Jensen, to serve as Audit Committee Chairperson and current Board member, David Habiger, to serve as Lead Independent Director.  The Board made these changes in assignments effective immediately following Mr. Paisley’s announcement.

Mr. Jensen is currently serving on the Company’s Audit Committee and is a natural fit to step in as its Chairperson. Mr. Jensen has over 30 years of significant transactional, operational, and leadership experience, including providing accounting and advisory services on numerous IPOs, M&A transactions, and corporate financings and reorganizations.  Mr. Jensen  previously served as U.S. Managing Partner-Audit and Enterprise Risk Services, Technology Industry at Deloitte & Touche for more than 10 years, and prior to his employment with Deloitte & Touche, Mr. Jensen spent more than 20 years at Arthur Andersen LLP and was the Managing Partner of its Silicon Valley office. Mr. Jensen will act as the the Audit Committee’s “audit committee financial expert” as defined under applicable SEC rules.

Mr. Habiger brings a depth of experience to the role of Lead Independent Director.  Mr. Habiger has served as a member of Control4’s Board since 2012, and currently serves as the Compensation Committee Chairperson and as a member of the Nominating and Governance Committee. Mr. Habiger is a senior advisor to Silver Lake Partners and a venture partner at the Pritzker Group. Prior to that, Mr. Habiger served as the chief executive officer of several technology companies including NDS Group Ltd., a provider of video software and content security solutions, and Sonic Solutions, a provider of software for digital media.  In his role as Lead Independent Director, Mr. Habinger will, among other responsibilities, preside at all Board meetings at which the Chairman of the Board is not present, including executive sessions of the independent directors, serve as a liaison between the Chairman of the Board and the independent directors, review and approve Board meeting agendas and serve as a point of contact for Company stockholders wishing to communicate with the Company’s independent directors.

Messrs. Jensen and Habiger will each continue to receive compensation for his service on the respective committees of the Board in accordance with the Company’s director compensation policy, which is described in the Company’s most recent Proxy Statement filed on April 2, 2015.  In addition, the Company will provide an annual cash retainer of $6,000 for the Board’s Lead Independent Director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press release dated July 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2015

Control4 Corporation

By:	/s/ Dan Strong
Dan Strong Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release dated July 30, 2015